Exhibit 1



                           STATEMENT OF JOINT FILING
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     Pursuant to Reg. Section 240.13d-1(k)(1)(iii) of the Securities Exchange
Act of 1934, the foregoing Schedule 13D is filed on behalf of the Douglas S. Hackett and Harlaxton Limited Partnership



August 26, 2003                     /s/ Douglas S. Hackett
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                                    Douglas S. Hackett


                                    Harlaxton Limited Partnership

August 26, 2003                     By: /s/ Douglas S.
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                                        Douglas S. Hackett, General Partner